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EXHIBIT 21.1

                             WANG LABORATORIES, INC.
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                                  SUBSIDIARIES
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Wang Export Services, Inc. (branch office) - Argentina
Wang Australia Pty. Limited - Australia
Wang Imports (Australia) Pty. Limited - Australia
Wang Information Systems Australia Pty. Ltd. - Australia
Wang Information Wholesale Pty. Ltd. - Australia
Wang Europe S.A./N.V. - Belgium
Wang Insurance Service, Ltd. - Bermuda
Wang Canada Limited - Canada
Wang Export Services, Inc. (branch office) - Chile
Financial Service International, Inc. - Delaware
WDM, Inc. - Delaware
Wang Software Storage Management Group, Inc. - Delaware
Wang Federal, Inc. - Delaware
Wang Laboratories Puerto Rico, Inc. - Delaware
Wang Healthcare Information Systems, Inc. - Delaware
Wang France S.A. - France
Wang Software Services Europe - France
Wang Deutschland GmbH - Germany
HFS GmbH - Germany
Wang Computer China Limited - Hong Kong
Wang Pacific Limited - Hong Kong
International Insurance Service Limited - Ireland
Wang Ireland Limited - Ireland
Wang Italia S.p.A. - Italy
Nihon Wang K.K.- Japan
Wang Computer Korea, Ltd. - Korea
I-NET, Inc. - Maryland
Enterprise Solutions Sdn Bhd - Malaysia
Applied Data Systems, Inc. - Massachusetts
One Executive Drive, Inc. - Massachusetts
Wang Credit Corporation - Massachusetts
Wang Development & Investment Corporation - Massachusetts
Wang Information Services Corp. - Massachusetts
Wang International Holding, Inc. - Massachusetts
Wang Pacific Investment Company, Limited - Massachusetts
Wang Personal Computer Systems, Inc.- Massachusetts
Wang Services, Inc. - Massachusetts
Wang de Mexico, S. A. de C. V. - Mexico
Wang Servicios, S.A. de C.V. - Mexico
Dataserv Computer Maintenance, Inc. - Minnesota
Wang Nederland B.V. - Netherlands
Wang Laboratories Ireland B.V. - Netherlands
Technology Insurance Company, Inc. - New Hampshire
Wang Software N.Y., Inc. - New York
BHN Information Systems New Zealand Limited - New Zealand
Wang Computadoras, Inc. - Puerto Rico
Wang Computers (Private) Limited - Singapore

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Enterprise Solutions Pte. Ltd. - Singapore
Wang Espana, S.A. - Spain
Wang Svenska AB - Sweden
Wang (Schweiz) AG - Switzerland
Recordskill Limited - United Kingdom
Wang (UK) Limited - United Kingdom
Wang Holdings Limited - United Kingdom
BISS Ltd. - United Kingdom
I-NET (Europe) Ltd. - United Kingdom
Wang Latin America S.A. - Venezuela
I-NET Corporation de Venezuela, C.A. - Venezuela
Surety Acceptance Corporation - Vermont
Wang Communications, Inc. - Virginia